UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 3, 2024

Crescent Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 Travis Street, Suite 7200
Houston, Texas 77002
(address of principal executive offices) (zip code)
(713) 332-7001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Purchase Agreement
On December 3, 2024, Crescent Energy Finance LLC (the “Purchaser”) and Crescent Energy Company (NYSE: CRGY) (the “Company” or “our,” “us” or “we”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Ridgemar Energy Operating, LLC (the “Seller”) and Ridgemar (Eagle Ford) LLC (the “Subject Company” or “Ridgemar”), pursuant to which the Purchaser has agreed to acquire from the Seller all of the issued and outstanding securities of the Subject Company.
Under the terms and conditions of the Purchase Agreement, which has an economic effective date of October 1, 2024, upon closing, the Seller will receive aggregate consideration consisting of (i) $805 million in cash (subject to upward adjustment in the event of any decrease to the Stock Consideration (as defined herein), the “Cash Consideration”), and up to 7,272,728 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) of the Company (the “Stock Consideration” and together with the Cash Consideration, the “Consideration”) and (ii) up to $170.0 million in earn-out consideration paid quarterly in fiscal years 2026 and 2027 based on quarterly NYMEX WTI price of crude oil in fiscal years 2026 and 2027, subject to customary purchase price adjustments set forth in the Purchase Agreement. Upon execution of the Purchase Agreement, the Company deposited $90.5 million (the “Deposit”) into escrow, which will be credited toward the Consideration payable at the closing of the Transaction. The board of directors of the Company and a committee of independent directors have each unanimously approved the Purchase Agreement and the transactions contemplated thereby (the “Transaction”).
The Seller, the Company and the Purchaser have made customary representations and warranties in the Purchase Agreement. The Purchase Agreement also contains customary covenants and agreements, including, among others, covenants and agreements relating to (a) the conduct of the Seller’s and the Subject Company’s business during the period between the execution of the Purchase Agreement and closing of the Transaction and (b) the efforts of the parties to cause the Transaction to be completed, including obtaining any required governmental approval and causing any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), to expire or terminate.
The Purchase Agreement has been included with this Current Report on Form 8-K (this “Current Report”) to provide investors and security holders with information regarding the terms of the transactions contemplated therein. It is not intended to provide any other factual information about the Company, the Purchaser, the Seller or the Subject Company. The representations, warranties, covenants and agreements contained in the Purchase Agreement, which are made only for purposes of the Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Company security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Purchaser, the Seller or the Subject Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
The Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among others, (a) the accuracy of the representations and warranties of each party (subject to specified materiality standards and customary qualifications), (b) compliance by each party in all material respects with their respective covenants and (c) the expiration or termination of all waiting periods imposed under the HSR Act. The Transaction is expected to close in the first quarter of 2025.
The Purchase Agreement contains certain customary termination rights for the Purchaser and the Seller, including among other things, that either party may terminate the Purchase Agreement if (i) the parties mutually agree in writing, (ii) the closing has not occurred on or before March 3, 2025, subject to certain extensions, and (iii) subject to certain exceptions and extensions, the other party has breached a representation, warranty, covenant or agreement contained in the Purchase Agreement resulting in a failure of a condition set forth in the Purchase Agreement that cannot be cured within ten business days or by March 3, 2025. In certain circumstances, the Seller may be entitled to seek specific performance or terminate the Purchase Agreement and receive the Deposit as liquidated damages as the Seller’s sole and exclusive remedy. In certain circumstances, the Purchaser may be entitled to seek specific performance or alternatively to terminate the Purchase Agreement and receive a refund of the Deposit and up to an additional amount not to exceed $20 million for actual, direct damages.
In accordance with the terms of the Purchase Agreement, the Company will enter into, at closing, a registration rights agreement with Seller, pursuant to which the Company will agree to, on the terms set forth therein, register for resale the shares of Class A Common Stock received by the Seller as a result of the Transaction.
The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is subject to and qualified in its entirety by reference to the copy of the Purchase Agreement, substantially in the form attached hereto as Exhibit 2.1 and incorporated herein by reference.
Management Agreement Amendment
Pursuant to the Purchase Agreement, the Company has entered into a second amendment (the “Management Agreement Amendment”) to the Management Agreement, dated as of December 7, 2021, by and among Crescent and KKR Energy Assets Manager LLC (the “Manager,” and such agreement, as amended, the “Management Agreement”) pursuant to which the incremental Management Fee (as defined in the Management Agreement) related to the Stock Consideration and shares issued in connection with the Offering (as defined below) will not exceed $5.0 million.
The foregoing description of the Management Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Management Agreement Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.
Item 2.02.    Results of Operations and Financial Condition.
On December 3, 2024, in connection with the Offering (as defined below), the Company filed a prospectus supplement to the Registration Statement (as defined below). The information contained in Item 8.01 of this Current Report, to the extent required, is incorporated into this Item 2.02 by reference.
This Current Report provides a pro forma statement of operations of the Company for the nine months ended September 30, 2024, as described in Item 8.01 below and which is incorporated into this Item 2.02 by reference, giving effect to the acquisition contemplated by the Agreement and Plan of Merger dated as of May 15, 2024, by and among the Company, SilverBow Resources, Inc. (“SilverBow”), Artemis Acquisition Holdings Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, Artemis Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, and Artemis Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Artemis Holdings, pursuant to which, following a series of transactions (collectively, the “Merger”), SilverBow became an indirect wholly owned subsidiary of the Company. The Merger was consummated on July 30, 2024. The pro forma statement of operations gives effect to the Merger as if it had been consummated on January 1, 2023, are being updated for purposes of the Offering and do not give effect to the Transaction.
The information contained in this Item 2.02 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Item 3.02.    Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02. The issuance of the Stock Consideration to the Seller will be completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering. The Company will rely on this exemption from registration based in part on representations made by the Seller.

Item 7.01.         Regulation FD Disclosure.
On December 3, 2024, the Company issued a news release announcing that, subject to market conditions, it intends to conduct an underwritten public offering (the “Offering”) of 18,000,000 shares of its Class A Common Stock, pursuant to a shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-277702) previously filed with the U.S. Securities and Exchange Commission that became effective upon filing on March 6, 2024. In addition, the Company intends to grant the underwriters a 30-day option to purchase up to an additional 2,700,000 shares of Class A Common Stock, on the same terms and conditions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Also on December 3, 2024, the Company issued a news release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.
In addition, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.
The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.
Item 8.01.     Other Events.
Pro Forma Financials
This Current Report provides a pro forma statements of operations, giving effect to the Merger, attached as Exhibit 99.3 hereto:
•Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023; and
•Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.
The pro forma statements of operations giving effect to the Merger as if it had been consummated on January 1, 2023 are being updated for purposes of the Offering and do not give effect to the Transaction.
Ridgemar Reserve Report
This Item 8.01 also incorporates by reference the information contained in Item 2.02 of this Current Report and the reserve report prepared by DeGolyer and MacNaughton, independent reserve engineers for Ridgemar, filed as Exhibit 99.4 herewith.
The Offering
Also on December 3, 2024 in connection with the Offering, the Company filed a prospectus supplement to the Registration Statement which provided certain updated disclosures to potential investors, the relevant excerpts of which are set forth below.
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Our free cash flow-focused portfolio includes a balanced set of oil and natural gas assets in proven onshore U.S. basins with substantial existing production, a low decline rate and an acreage position that is 96% held by production as of December 31, 2023. Based on forecasts used in our reserve report, the Ridgemar reserve report and the SilverBow reserve report, our proved developed producing (“PDP”) reserves as of December 31, 2023 have estimated average five-year and ten-year annual decline rates of approximately 16% and approximately 13%, respectively, and an estimated 2024 PDP decline rate of approximately 25%. As a result of this overall low decline profile, we require relatively minimal capital expenditures to maintain our production and cash flows while supporting our return of capital policy. We have a robust inventory of attractive operated undeveloped locations, providing for optimal flexibility to maintain or grow our production base. While many operators in our industry have historically focused on the capital intensive pursuit of high production growth rates, our management team has a track record of selectively acquiring cash flow oriented assets, operating them more profitably and making disciplined, returns focused reinvestment decisions to drive free cash flow generation. Our portfolio is enhanced and complemented by our additional interests in mineral acreage and midstream infrastructure, which provide operational benefits and enhance our cash flow margins. Through the combination of our asset profile, our disciplined risk management and premier operational capabilities, we intend to generate attractive risk adjusted returns and substantial free cash flow while maintaining a commitment to low leverage and prudent risk management.
We have built a substantial portfolio of reserves, production, cash flows and reinvestment opportunities.
Our portfolio of assets:
•at December 31, 2023, consisted of 548.2 net MMBoe (or 1,058.9 net MMBoe after giving effect to each of the Ridgemar Acquisition and SilverBow Merger) of proved reserves, of which approximately 64% were liquids (or 54% after giving effect to each of the Ridgemar Acquisition and SilverBow Merger), reflecting $5.3 billion in standardized measure and $5.6 billion and $4.4 billion, respectively (or $9.4 billion and $7.3 billion, respectively, after giving effect to each of the Ridgemar Acquisition and SilverBow Merger), in net proved and net proved developed (“PD”) present value discounted at a 10% discount rate;
•during the year ended December 31, 2023, produced 149 net MBoe/d and during the nine months ended September 30, 2024 produced 183 net MBoe/d (with the Ridgemar Acquisition and SilverBow Transactions, together, to add approximately 103 MBoe/d and 89 MBoe/d of net production, respectively); and
•during the year ended December 31, 2023, generated $322.0 million of net income, $935.8 million of net cash provided by operating activities, $1,022.7 million of Adjusted EBITDAX and $310.2 million of Levered Free Cash Flow (or $844.4 million of net income, $1,829.4 million of Adjusted EBITDAX and $578.6 million of Levered Free Cash Flow after giving effect to the SilverBow Transactions and July Western Eagle Ford Acquisition), and during the nine months ended September 30, 2024, generated $32.3 of net income, $1,063.5 million of Adjusted EBITDAX and $370.7 million of Levered Free Cash Flow (or $98.8 million of net income, $1,526.6 million of Adjusted EBITDAX and $450.3 million of Levered Free Cash Flow after giving effect to the SilverBow Transactions).
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Our properties located in the Eagle Ford and Rockies represent approximately 76% of our proved reserves as of December 31, 2023, and provide us with diversification from both a regional location and commodity price perspective, which provides us certain downside protection as it relates to commodity-specific pressures, isolated infrastructure constraints or severe weather events. Our net proved standardized measure totaled $5.3 billion as of

December 31, 2023. The table below illustrates the aggregate reserve volumes associated with our proved assets as of December 31, 2023.

Operating Area	Net Proved Reserves(1)(2)(3)	% Oil & Liquids(1)(2)(3)	Net PD Reserves(1)(2)(3)	2023 Total Net Production	SEC Net PD PV-10(1)(2)(3)(4)	NYMEX(5)(6)(7) Net PD PV-10(1)(2)(3)(4)
	(MMBoe)		(MMBoe)	(MBoe)	(MM)	(MM)
Eagle Ford	262	73%	187	16,191	$2,175	$1,678
Rockies	153	62%	121	23,051	1,313	1,041
Other(7)	133	49%	128	15,291	887	807
Total excluding SilverBow Assets and Ridgemar Assets	548	64%	436	54,533	$4,375	$3,526
SilverBow Assets	446	37%	202	21,667	1,880	1,739
Total including SilverBow Assets	994	52%	638	76,200	$6,255	$5,265
Ridgemar Assets	65	85%	48	5,927	1,006	800
Total including SilverBow and Ridgemar Assets	1,059	54%	686	82,127	$7,261	$6,065
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(1)Our reserves and PV-10 were determined using SEC Pricing. For oil and NGL volumes, the average WTI posted price of $78.22 per barrel as of December 31, 2023, was adjusted for items such as gravity, quality, local conditions, gathering, transportation fees and distance from market. For natural gas volumes, the average Henry Hub Index spot price of $2.64 per MMBtu as of December 31, 2023, was similarly adjusted for items such as quality, local conditions, gathering, transportation fees and distance from market. All prices are held constant throughout the lives of the properties. The average adjusted product prices over the remaining lives of the properties are $74.71 per barrel of oil, $2.36 per Mcf of natural gas and $27.33 per barrel of NGLs.
(2)SilverBow’s reserves and PV-10 were determined using SEC pricing. The 12-month 2023 average adjusted prices after differentials were $2.30 per Mcf of natural gas, $76.79 per barrel of oil, and $25.43 per barrel of NGL.
(3)Ridgemar’s reserves and PV-10 were determined using SEC pricing. The 12-month 2023 average adjusted prices after differentials were $2.37 per Mcf of natural gas, $78.76 per barrel of oil, and $21.54 per barrel of NGL.
(4)Reflects the net proved and net PD present values reflected in our, Ridgemar’s and SilverBow’s respective proved reserve estimates as of December 31, 2023. PV-10 is not a financial measure prepared in accordance with GAAP because it does not include the effects of income taxes on future revenues.
(5)Our NYMEX reserves and PV-10 were determined using index prices for oil and natural gas, respectively, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees, and market differentials. The NYMEX reserves calculations are based on NYMEX futures pricing at closing on October 31, 2024 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $61.58 per barrel of oil, $3.17 per Mcf of natural gas and $22.45 per barrel of NGLs as of October 31, 2024 for Crescent Energy Company. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on SEC pricing. See “—Summary reserve and operating data—Summary reserve data based on NYMEX pricing.”
(6)SilverBow’s reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for estimates of quality, transportation fees and market differentials. The NYMEX reserves calculations are based on NYMEX futures pricing at closing on October 31, 2024 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $63.68 per barrel of oil, $3.04 per Mcf of natural gas and $21.14 per barrel of NGLs as of October 31, 2024 for SilverBow. We believe that the use of forward prices provides investors with additional useful information about reserves estimates, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing. See “—Summary reserve and operating data—Summary reserve data based on NYMEX pricing.”
(7)Ridgemar’s reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for estimates of quality, transportation fees and market differentials. The NYMEX reserves calculations are based on NYMEX futures pricing at closing on October 31, 2024 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $65.86 per barrel of oil, $3.20 per Mcf of natural gas and $17.21 per barrel of NGLs as of October 31, 2024 for Ridgemar. We believe that the use of forward prices provides investors with additional useful information about reserves estimates, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing. See “—Summary reserve and operating data—Summary reserve data based on NYMEX pricing.”
(8)Includes working interest properties located in Mid-Con, Barnett, California and Permian as well as diversified minerals.
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As of December 31, 2023 and including the net drilling locations gained through each of the Ridgemar Acquisition and SilverBow Merger, we have identified 623 net locations as PUD drilling locations.

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As of October 31, 2024, our derivative portfolio had an aggregate notional value of approximately $3.1 billion. We determine the fair value of our oil and natural gas commodity derivatives using valuation techniques that utilize market quotes and pricing analysis. Inputs include publicly available prices and forward price curves generated from a compilation of data gathered from third parties.
The following table details our net volume positions by commodity as of October 31, 2024.

Production Period	Volumes	Weighted Average Fixed Price
	(in thousands)
Crude oil swaps – WTI (Bbls):
2024	2,173	$71.91
2025	7,537	$72.87
2026	1,746	$69.00
2026 (1)	2,738	$76.31
Crude oil swaps – Brent (Bbls):
2024	24	$78.19
Crude oil collars – WTI (Bbls):
2024	1,861	$63.15	-	$81.29
2025	5,576	$62.33	-	$79.10
2025 (2)	1,460	$60.00	-	$85.00
2026	273	$64.00	-	$71.50
2026 (3)	730	$65.00	-	$76.00
Crude oil collars – Brent (Bbls):
2024	37	$65.00	-	$100.00
2025	365	$65.00	-	$91.61
Natural gas swaps (MMBtu):
2024	17,518	$3.97
2025	55,205	$3.97
2026	41,745	$3.98
Natural gas collars (MMBtu):
2024	5,612	$3.66	-	$4.92
2025	74,009	$3.12	-	$5.74
2026	40,100	$3.02	-	$4.65
NGL swaps (Bbls):
2024	329	$25.92
2025	1,460	$23.88
Crude oil basis swaps (Bbls):
2024	1,647	$1.51
2025	10,946	$1.69
2026	2,006	$1.95
Natural gas basis swaps (MMBtu):
2024	19,935	$(0.31)
2025	104,167	$(0.27)
2026	76,600	$(0.44)
2027	29,200	$(0.42)
Calendar Month Average roll swaps (Bbls):
2024	1,739	$0.51
2025	6,570	$0.43

(1)     Represents outstanding crude oil swap options exercisable by the counterparty until December 2025.

(2)     Represents outstanding crude oil collar options exercisable by the counterparty until December 2024.
(3)     Represents outstanding crude oil collar options exercisable by the counterparty until December 2025.
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Summary Reserve Data
The following tables summarize our, SilverBow’s and Ridgemar’s estimated net proved reserves as of December 31, 2023, individually and on a combined basis. For more information regarding our reserve volume and values, see “Items 1 and 2. Business and Properties—Oil, Natural Gas and NGL Reserve Data” in our Annual Report on Form 10-K for the year ended December 31, 2023, incorporated by reference herein. For more information regarding SilverBow’s reserve volume and values, see SilverBow’s reserve report prepared by H.J. Gruy and Associates, Inc. (“Gruy”), its independent reserve engineers, incorporated by reference herein. For more information regarding Ridgemar’s reserve volume and values, see Ridgemar’s reserve report prepared by DeGolyer and MacNaughton, its independent reserve engineers, incorporated by reference herein.
Summary reserve data based on SEC Pricing
The following table provides our, SilverBow’s and Ridgemar’s reserves, PV-0 and PV-10 as of December 31, 2023 prepared in accordance with SEC guidelines. The following table provides our, SilverBow’s and Ridgemar’s reserves, PV-0 and PV-10 as of December 31, 2023 prepared in accordance with SEC guidelines. Combined pro forma reserve data generally represents the arithmetic sum of the amounts attributable to Crescent Energy Company, SilverBow and Ridgemar. The reserve estimates presented with respect to Crescent Energy Company in the tables below are based primarily on a reserve report prepared by Ryder Scott. In preparing its report, Ryder Scott evaluated properties representing approximately 98% of our total proved reserves as of December 31, 2023. Our internal technical staff evaluated the remaining properties. The reserve estimates presented with respect to SilverBow in the tables below are based on a reserve report prepared by Gruy, and the reserve estimates presented with respect to Ridgemar in the tables below are based on a reserve report prepared by DeGolyer and MacNaughton.

	As of December 31, 2023
	Crescent(1)	SilverBow(2)	Ridgemar(3)	Combined(4)
Net Proved Reserves:
Oil (MBbls)	250,465	94,958	44,506	389,929
Natural gas (MMcf)	1,176,416	1,677,939	59,252	2,913,607
NGLs (MBbls)	101,632	71,236	10,531	183,399
Total Proved Reserves (MBoe)	548,166	445,850	64,913	1,058,929
Standardized Measure (millions) (5)	$5,289	$2,319
PV-0 (millions) (5)	$9,656	$5,627	$2,052	$17,335
PV-10 (millions) (5)	$5,566	$2,672	$1,193	$9,431
Net Proved Developed Reserves:
Oil (MBbls)	176,546	40,738	32,790	250,074
Natural gas (MMcf)	1,032,578	736,075	44,525	1,813,178
NGLs (MBbls)	87,316	38,702	7,767	133,785
Total Proved Developed Reserves (MBoe)	435,958	202,120	47,978	686,056
PV-0 (millions) (5)	$7,010	$3,229	$1,635	$11,874
PV-10 (millions) (5)	$4,375	$1,880	$1,006	$7,261
Net Proved Undeveloped Reserves:
Oil (MBbls)	73,919	54,220	11,716	139,855
Natural gas (MMcf)	143,838	941,864	14,727	1,100,429
NGLs (MBbls)	14,316	32,534	2,764	49,614
Total Proved Undeveloped Reserves (MBoe)	112,208	243,730	16,935	372,873
PV-0 (millions) (5)	$2,646	$2,398	$416	$5,460
PV-10 (millions) (5)	$1,191	$790	$188	$2,169
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(1)Our reserves, PV-0 and PV-10 were determined using SEC pricing. For oil and NGL volumes, the average WTI posted price of $78.22 per barrel as of December 31, 2023, was adjusted for items such as gravity, quality, local conditions, gathering, transportation fees and distance from market. For natural gas volumes, the average Henry Hub Index spot price of $2.64 per MMBtu as of December 31, 2023, was similarly adjusted for items such as quality, local conditions, gathering, transportation fees and distance from market. All prices are held constant throughout the lives of the properties. The average adjusted product prices over the remaining lives of the properties are $74.71 per barrel of oil, $2.36 per Mcf of natural gas and $27.33 per barrel of NGLs as of December 31, 2023.
(2)SilverBow’s reserves, PV-0 and PV-10 were determined using SEC pricing. The 12-month 2023 average adjusted prices after differentials were $2.30 per Mcf of natural gas, $76.79 per barrel of oil, and $25.43 per barrel of NGL.
(3)Ridgemar’s reserves, PV-0 and PV-10 were determined using SEC pricing. The 12-month 2023 average adjusted prices after differentials were $2.37 per Mcf of natural gas, $78.76 per barrel of oil, and $21.54 per barrel of NGL.
(4)Pro forma reserve data generally represents the arithmetic sum of the proved reserves, the standardized measure, PV-0 and PV-10 attributable to Crescent Energy Company, SilverBow and Ridgemar. The proved reserves of each of SilverBow and Ridgemar are based on its respective development plans and its reserve engineers’ reserve estimation methodologies. Because we will develop such proved reserves in accordance with our own development plan and, in the future, will estimate proved reserves in accordance with our own methodologies, the estimates presented herein for SilverBow and Ridgemar may not be representative of our future reserve estimates with respect to these properties or the reserve estimates we would have reported if we had owned such properties as of December 31, 2023.
(5)Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. None of PV-0, PV-10 and standardized measure represent an estimate of the fair market value of oil and natural gas properties or our proved reserves. PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 and standardized measure. We believe that the presentation of PV-0 and PV-10 is relevant and useful to investors as supplemental disclosure to standardized measure because they present future net cash flows attributable to reserves, prior to taking into account future income taxes and current tax structure. For Crescent Energy Company, the PV-0 and PV-10 income tax amounts included in standardized measure but not included in PV-0 and PV-10 were $410.7 million and $276.8 millionn, respectively. For SilverBow, the PV-0 and PV-10 income tax amounts included in standardized measure but not included in PV-0 and PV-10 were $736.0 million and $345.0 million, respectively. The standardized measure associated with the Ridgemar reserves is not able to be calculated without unreasonable effort. We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities.
Summary reserve data based on NYMEX pricing
The following table provides our, SilverBow’s and Ridgemar’s historical reserves, PV-0 and PV-10 as of December 31, 2023 using NYMEX pricing, individually and on a combined basis. We have included this reserve sensitivity in order to provide an additional method of presentation of the fair value of the assets and the cash flows that are expected to be generated from those assets based on the market’s forward-looking pricing expectations as of October 31, 2024. The historical 12-month pricing average in our 2023 disclosures under the heading “—Summary reserve data based on SEC pricing” does not reflect the oil and natural gas futures. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on SEC pricing. In addition, we believe strip pricing provides relevant and useful information because it is widely used by investors in our industry as a basis for comparing the relative size and value of proved reserves to our peers and in particular addresses the impact of differentials compared with our peers. Our, SilverBow’s and Ridgemar’s respective estimated historical reserves, PV-0 and PV-10 based on NYMEX pricing, were otherwise prepared on the same basis as our, SilverBow’s and Ridgemar’s respective estimations based on SEC pricing reserves for the comparable period. Reserve estimates using NYMEX pricing are calculated using the internal systems of our management and have not been prepared or audited by an independent, third-party reserve engineer, but otherwise contain the same parameters, except for price and minor system differences.

	As of December 31, 2023
	Crescent(1)	SilverBow(2)	Ridgemar(3)	Combined(4)
Net Proved Reserves:
Oil (MBbls)	234,764	92,939	43,042	370,745
Natural gas (MMcf)	1,356,712	1,707,342	56,890	3,120,944
NGLs (MBbls)	101,874	70,476	10,104	182,454
Total Proved Reserves (MBoe)	562,759	447,972	62,628	1,073,359
PV-0 (millions) (5)	$7,149	$5,350	$1,524	$14,023
PV-10 (millions) (5)	$4,231	$2,425	$906	$7,562
Net Proved Developed Reserves:
Oil (MBbls)	161,987	39,174	31,459	232,620
Natural gas (MMcf)	1,214,600	766,208	42,366	2,023,174
NGLs (MBbls)	87,760	38,093	7,380	133,233
Total Proved Developed Reserves (MBoe)	452,183	204,967	45,899	703,049
PV-0 (millions) (5)	$5,380	$3,068	$1,246	$9,694
PV-10 (millions) (5)	$3,526	$1,739	$800	$6,065
Net Proved Undeveloped Reserves:
Oil (MBbls)	72,777	53,765	11,583	138,125
Natural gas (MMcf)	142,112	941,134	14,524	1,097,770
NGLs (MBbls)	14,114	32,383	2,725	49,222
Total Proved Undeveloped Reserves (MBoe)	110,576	243,005	16,729	370,310
PV-0 (millions) (5)	$1,769	$2,282	$278	$4,329
PV-10 (millions) (5)	$705	$686	$107	$1,498
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(1)Our NYMEX reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees, and market differentials. The NYMEX reserves calculations are based on NYMEX pricing at closing on October 31, 2024 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $61.58 per barrel of oil, $3.17 per Mcf of natural gas and $22.45per barrel of NGLs as of October 31, 2024 for Crescent Energy Company. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing. See “Risk factors.”
(2)SilverBow’s reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date. The NYMEX reserves calculations are based on NYMEX pricing at closing on October 31, 2024 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $63.68 per barrel of oil, $3.04 per Mcf of natural gas and $21.14 per barrel of NGLs as of October 31, 2024 for SilverBow. We believe that the use of forward prices provides investors with additional useful information about reserves estimates, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing. See “Risk factors.”
(3)Ridgemar’s reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date. The NYMEX reserves calculations are based on NYMEX pricing at closing on October 31, 2024 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $65.86 per barrel of oil, $3.20 per Mcf of natural gas and $17.21 per barrel of NGLs as of October 31, 2024 for Ridgemar. We believe that the use of forward prices provides investors with additional useful information about reserves estimates, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing. See “Risk factors.”
(4)Pro forma reserve data generally represents the arithmetic sum of the proved reserves, the standardized measure, PV-0 and PV-10 attributable to Crescent Energy Company, SilverBow and Ridgemar. The proved reserves of each of SilverBow and Ridgemar are based on its respective development plans and its reserve engineers’ reserve estimation methodologies. Because we will develop such proved reserves in accordance with our own development plan and, in the future, will estimate proved reserves in accordance with our own methodologies, the estimates presented herein for SilverBow and Ridgemar may not be representative of our future reserve estimates with respect to these properties or the reserve estimates we would have reported if we had owned such properties as of December 31, 2023.
(5)Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. Neither PV-0 nor PV-10 represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 of discounted future net cash flows. We believe that the presentation of PV-0 and PV-10 is relevant and useful to our investors about the future net cash flows of our reserves in the absence of a comparable measure such as standardized measure. We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that neither of PV-0 and PV-10 represent an estimate of the fair market value of our proved reserves. GAAP does not prescribe any corresponding measure for PV-10 of reserves based on pricing other than SEC pricing. As a result, it is not practicable for us to reconcile our PV-10 using NYMEX pricing to standardized measure as determined in accordance with GAAP.
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Summary operating data
The following table summarizes production, price and cost data for the years ended December 31, 2023, 2022 and 2021 and the nine months ended September 30, 2024 and 2023, in each case without giving effect to any pre-acquisition results of the Ridgemar Acquisition, SilverBow Transactions or the Western Eagle Ford Acquisitions.

	Nine Months Ended September 30,		Year Ended December 31,
	2024	2023	2023	2022	2021
Net Production:
Oil (MBbls)	20,932	17,797	24,287	21,865	13,237
Natural gas (MMcf)	121,502	95,085	130,629	128,470	89,455
NGLs (MBbls)	9,001	5,730	8,475	7,110	6,099
Total (MBoe)	50,183	39,375	54,533	50,387	34,245
Average daily production (MBoe/d)	183	144	149	138	94
Average Realized Prices (before effects of derivatives):
Oil (per Bbl)	$72.71	$71.37	$72.09	$90.06	$66.71
Natural gas (per Mcf)	1.73	3.01	2.84	5.97	3.96
NGLs (per Bbl)	24.56	22.88	22.76	37.72	30.42
Average Realized Prices (after effects of derivatives):
Oil (per Bbl)	$67.31	$64.31	$65.04	$71.98	$53.07
Natural gas (per Mcf)	2.30	2.97	2.83	3.42	3.06
NGLs (per Bbl)	24.58	26.12	24.95	29.70	19.15
Average Operating Costs per Boe:
Operating expense excluding production and other tax	$16.29	$16.56	$16.79	$15.38	$14.62
Production and other tax	2.13	2.95	2.99	4.73	3.18
Depreciation, depletion, and amortization	12.76	12.52	12.39	10.58	9.13
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Ridgemar holds an aggregate approximately 80,000 net acres in the Eagle Ford ( (90% operated), with net production at the time of acquisition of approximately 20.0 MBoe/d (77% oil-weighted) and a next 12-month decline rate of 33% based on reserve report forecast. As of December 31, 2023, the proved developed reserves associated with the Ridgemar Acquisitions reflect $1.0 billion and $0.8 billion in net present value (discounted at ten percent, or PD PV-10) at SEC pricing as of December 31, 2023 and NYMEX pricing as of October 31, 2024, respectively.
Item 9.01.         Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
2.1#	Membership Interest Purchase Agreement, dated December 3, 2024, by and between Crescent Energy Finance LLC, Crescent Energy Company, Ridgemar Energy Operating, LLC and Ridgemar (Eagle Ford) LLC.
10.1	Second Amendment to Management Agreement.
23.1	Consent of DeGolyer and MacNaughton.
99.1	Press Release Announcing the Offering, dated December 3, 2024.
99.2	Press Release Announcing the Ridgemar Acquisition, dated December 3, 2024.

99.3	Unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023.
99.4	Report of DeGolyer and MacNaughton.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).
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#    Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT ENERGY COMPANY

Date: December 3, 2024
	By:	/s/ Bo Shi
	Name:	Bo Shi
	Title:	General Counsel